Sub-Item 77C Attachment

                               THE MAINSTAY FUNDS
                                    811-4550
                           For Period Ending 12/31/02

MAINSTAY MAP FUND

      (a) The date of the meeting and whether it was an annual or special meeting;

      Pursuant to notice, a special meeting (the "Special Meeting") of the shareholders of MainStay MAP Fund (the "Fund"), a series of The MainStay Funds (the "Trust"), was held on Friday, November 22, 2002, at 11:00 a.m. (Eastern time) at the offices of New York Life Investment Management LLC ("NYLIM"), NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey, in Room C1-B.

      (b) If the meeting involved the election of directors, state the name of each director elected at the meeting and the names of all other directors now in office;

      Not Applicable.

      (c) Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

      The only order of business was for the shareholders of the Fund to consider whether to approve or disapprove the following proposals (the "Proposals"): (i) an amendment to the Amended and Restated Sub-Advisory Agreement between New York Life Investment Management LLC ("NYLIM") and Markston International LLC ("Markston") with respect to the Fund (the "New Markston Sub-Advisory Agreement"); and (ii) a new Sub-Advisory Agreement between NYLIM and Jennison Associates LLC ("Jennison") to appoint Jennison as an additional sub-adviser to the Fund (the "Jennison Sub-Advisory Agreement"). It is noted that at the September 9, 2002 meeting of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not interested persons of the Fund, NYLIM, Markston or Jennison, as defined in the Investment Company Act of 1940, as amended, approved both Proposals, provided that the shareholders approve the Proposals at the Special Meeting, or at any adjournment thereof.

      It is further noted that at the Special Meeting of Shareholders held on November 22, 2002, shareholders approved both Proposals. Upon shareholder approval, the New Markston Sub-Advisory Agreement and the Jennison Sub-Advisory Agreement were effective as of November 25, 2002.

      The following is a summary that shows that the votes on the first Proposal presented before the Special Meeting held on November 22, 2002, to approve or disapprove an amendment to the Amended and Restated Sub-Advisory Agreement between NYLIM and Markston with respect to the Fund, were cast as follows:

    ----------------------------------------------------------------------------
           Class A         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                15.641              0                    0
    ----------------------------------------------------------------------------
    By Proxy             4,193,654.886      67,476.704            77,478.519
    ----------------------------------------------------------------------------
    TOTAL                4,193,670.527      67,476.704            77,478.519
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class B         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                  0                 0                    0
    ----------------------------------------------------------------------------
    By Proxy             4,258,823.728      57,604.561            79,751.194
    ----------------------------------------------------------------------------
    TOTAL                4,258,823.728      57,604.561            79,751.194
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class C         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                  0                 0                    0
    ----------------------------------------------------------------------------
    By Proxy             2,848,075.596      56,927.537            60,723.441
    ----------------------------------------------------------------------------
    TOTAL                2,848,075.596      56,927.537            60,723.441
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class I         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                  0                 0                    0
    ----------------------------------------------------------------------------
    By Proxy             4,068,985.302      56,033.647            22,459.749
    ----------------------------------------------------------------------------
    TOTAL                4,068,985.302      56,033.647            22,459.749
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
          All Shares       Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                15.641              0                    0
    ----------------------------------------------------------------------------
    By Proxy             15,369,539.512     238,042.449          240,412.903
    ----------------------------------------------------------------------------
    TOTAL                15,369,555.153     238,042.449          240,412.903
    ----------------------------------------------------------------------------

         The following is a summary that shows that the votes on the second Proposal presented before the Special Meeting held on November 22, 2002, to approve or disapprove a new Sub-Advisory Agreement between NYLIM and Jennison to appoint Jennison as an additional sub-adviser to the Fund, were cast as follows:

    ----------------------------------------------------------------------------
           Class A         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                15.641              0                    0
    ----------------------------------------------------------------------------
    By Proxy             4,189,561.537      75,794.775            73,253.797
    ----------------------------------------------------------------------------
    TOTAL                4,189,577.178      75,794.775            73,253.797
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class B         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                  0                 0                    0
    ----------------------------------------------------------------------------
    By Proxy             4,256,076.374      65,643.368            74,459.741
    ----------------------------------------------------------------------------
    TOTAL                4,256,076.374      65,643.368            74,459.741
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class C         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                  0                 0                    0
    ----------------------------------------------------------------------------
    By Proxy             2,846,294.611      63,354.802            56,077.161
    ----------------------------------------------------------------------------
    TOTAL                2,846,294.611      63,354.802            56,077.161
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class I         Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                  0                 0                    0
    ----------------------------------------------------------------------------
    By Proxy             4,067,016.244      52,324.886            28,137.568
    ----------------------------------------------------------------------------
    TOTAL                4,067,016.244      52,324.886            28,137.568
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
          All Shares       Votes For       Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                15.641              0                    0
    ----------------------------------------------------------------------------
    By Proxy             15,358,948.766     257,117.831          231,928.267
    ----------------------------------------------------------------------------
    TOTAL                15,358,964.407     257,117.831          231,928.267
    ----------------------------------------------------------------------------

      (d) Describe the terms of any settlement between the registrant and any other participant (as defined in Rule 14a-11 of Regulation 14A under the 1934 Act) terminating any solicitation subject to Rule 14a-11, including the cost or anticipated cost to the registrant.

                  Not Applicable.

MAINSTAY RESEARCH VALUE FUND

      (a) The date of the meeting and whether it was an annual or special meeting;

      Pursuant to notice, a special meeting (the "Special Meeting") of the shareholders of MainStay Research Value Fund (the "Fund"), a series of The MainStay Funds (the "Trust"), was held on Friday, November 22, 2002, at 11:00 a.m. (Eastern time) at the offices of New York Life Investment Management LLC ("NYLIM"), NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey, in Room C1-B.

      (b) If the meeting involved the election of directors, state the name of each director elected at the meeting and the names of all other directors now in office;

      Not Applicable.

      (c) Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

      The only order of business was for the shareholders of the Fund to consider whether to approve or disapprove a proposal (the "Proposal") for a new Sub-Advisory Agreement between New York Life Investment Management LLC ("NYLIM") and Fund Asset Management, L.P., d/b/a Mercury Advisors ("Mercury") to appoint Mercury as the new sub-adviser to the Fund (the "Mercury Sub-Advisory Agreement").

      It is noted that at the September 9, 2002 meeting of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not interested persons of the Fund, NYLIM or Mercury, as defined in the Investment Company Act of 1940, as amended, approved the Proposal, provided that the shareholders approve the Proposal at the Special Meeting, or at any adjournment thereof.

      It is further noted that, at the meeting held on September 9, 2002, the Board also approved the termination of the sub-advisory agreement between NYLIM and John A. Levin & Co., Inc. ("Levin") (the "Levin Sub-Advisory Agreement"). Levin had been the sub-adviser of the Fund since its inception. The Levin Sub-Advisory Agreement terminated as of October 31, 2002. It is also noted that as of November 1, 2002, Mercury served as the sub-adviser to the Fund pursuant to an interim investment sub-advisory agreement between NYLIM and Mercury (the "Interim Agreement"), as approved by the Board at the September 9th Board meeting.

      It is further noted that at the Special Meeting of Shareholders held on November 22, 2002, shareholders approved the Proposal. Upon shareholder approval, the Mercury Sub-Advisory Agreement was effective as of November 25, 2002 and replaced the Interim Agreement.

      The following is a summary that shows that the votes on the Proposal presented before the Special Meeting held on November 22, 2002, to approve or disapprove a new Sub-Advisory Agreement between NYLIM and Mercury to appoint Mercury as the new sub-adviser to the Fund, were cast as follows:

    ----------------------------------------------------------------------------
           Class A          Votes For      Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                   0                0                    0
    ----------------------------------------------------------------------------
    By Proxy              1,723,149.121      1,415.453            23,747.166
    ----------------------------------------------------------------------------
    TOTAL                 1,723,149.121      1,415.453            23,747.166
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class B          Votes For      Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                   0                0                    0
    ----------------------------------------------------------------------------
    By Proxy              1,358,061.565     22,886.938            12,865.459
    ----------------------------------------------------------------------------
    TOTAL                 1,358,061.565     22,886.938            12,865.459
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
           Class C          Votes For      Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                   0                0                    0
    ----------------------------------------------------------------------------
    By Proxy               457,509.532      11,376.857            24,833.976
    ----------------------------------------------------------------------------
    TOTAL                  457,509.532      11,376.857            24,833.976
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
          All Shares        Votes For      Votes Against       Votes Abstaining
    ----------------------------------------------------------------------------
    In Person                   0                0                    0
    ----------------------------------------------------------------------------
    By Proxy              3,538,720.218     35,679.248            61,446.601
    ----------------------------------------------------------------------------
    TOTAL                 3,538,720.218     35,679.248            61,446.601
    ----------------------------------------------------------------------------

      (d) Describe the terms of any settlement between the registrant and any other participant (as defined in Rule 14a-11 of Regulation 14A under the 1934 Act) terminating any solicitation subject to Rule 14a-11, including the cost or anticipated cost to the registrant.

                  Not Applicable.